UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 11, 2013
Date of Report

META GOLD, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54920	98-0680168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2360 Corporate Circle – Suite 400, Henderson, NV	89074-7722
(Address of principal executive offices)	(Zip Code)

702-522-1521
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 11, 2013, Lei Sun has resigned from her position as a director of Meta Gold, Inc.  This resignation did not result from any dispute or disagreement with us, our independent accountants, our counsel or our operations, policies and practices.

Simultaneous with Ms. Sun’s resignation, Thomas Roger Sawyer became our sole director.  Thomas Roger Sawyer completed his doctorate in biological sciences at the University of Glasgow in 2000 and quickly moved into the corporate world, starting the information technology companies Weather2 Limited and Advance Weather Applications for which he served in the role of Chief Technology Officer. While helping to build and grow these companies, he also began consulting for clients in the logistics industry, providing strategy, technical architecture and business process consultancy for companies including Global Freight Solutions and Nightline. Dr. Sawyer completed an Executive MBA at the University of Cambridge, graduating in 2012, specializing in corporate finance and management science and completed his thesis on the use of data for predictive analytical tools in industry. It was from Cambridge that he was recruited to work for private equity investors providing advice on project due diligence, appraisal, corporate structuring and economic valuation of minerals assets in southern and eastern Africa. After completing the due diligence work on assets and carrying out the initial corporate structuring he was appointed CEO of East African Gold, a gold exploration company headquartered in Mauritius and with extensive exploration licenses in the east African country of Uganda, in late 2011. This company successfully raised capital in excess of USD $4 million and has carried out extensive exploration activities in a large area in a remote region of the country, with up to 100 employees and wide-reaching operations capabilities. Dr. Sawyer has experience of starting and structuring companies, raising capital, IPOs, mergers, setting up joint ventures and corporate strategy. His background in research science allows him to incorporate the technical aspects of the development of minerals projects with his experience in management and corporate finance, allowing this to be build into the overall business strategy and direction. He has been a speaker at international minerals conferences in east Africa. Dr. Sawyer has board experience in a number of industries; for Weather2 and Advanced Weather Applications in the area of information technology and business intelligence; Capro Ltd, an investment advisory and consultancy company specializing in direct investment in African businesses, and, in the minerals industry as Director of each of the East African Gold group companies, East African Mining, (Uganda) East African Gold Ltd (Mauritius) and East African Gold plc (Jersey).

Dr. Sawyer is not currently director of any company that is required to file reports under the Securities Exchange Act of 1934.

Item 9.01	(d)Exhibits.

Exhibit	Exhibit Description

99.1	Letter of Resignation from Lei Sun, dated October 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.
Date: November 11, 2013	By: /s/ Thomas Roger Sawyer Name: Thomas Roger Sawyer Title: an Chief Executive Officer